EXHIBIT 99.1

                  AMENDMENTS TO MERGER & INVESTMENT TERM SHEET
                                 AUGUST 31, 2007

         This agreement modifies and amends the Merger & Investment Term Sheet dated July 24, 2007, between the parties, and, to the extent there is a conflict in the terms, this modification agreement will prevail over the original Term Sheet.

TIME AND TERMINATION:

     (1) EXCLUSIVITY AND TERM. The Term Sheet exclusivity remains in effect through September 30, 2007, but only as to Infinity's shell entity and it is understood that REGS will continue to raise other equity capital investment. That is, REGS will be precluded from utilizing an alternative entity with which to merge during the exclusivity period. On or before August 31, 2007, Infinity will provide a loan to REGS in the amount of $50,000 having the terms and conditions set forth in the loan documentation attached ("Commercial Promissory Note"), (providing for, among other things, a conversion option, all or nothing, into 150,000 restricted shares or an equivalent number of partnership units that would correspond to the ownership percentage equivalent to 150,000 shares based on the number of shares that would be issued to REGS on September 30, 2007, according to this Amendments to Merger & Investment Term Sheet. The conversion option is good for a term equivalent to the terms of the Commercial Promissory Note. The conversion option may only be exercised in the event there is no closing. Infinity will only agree to waive the conversion option in the event there is no closing as a result of Infinity's inability to provide the required initial Capital Funding (under paragraphs 3 through 5, the Capital Funding is reduced to $250,000). If there is a closing under the terms of this Amendment and the Original Term Sheet, then the $50,000 loan will be treated as an advance against the total of $750,000 (or $250,000, under paragraphs 3 and 5) required to be paid at the close and the note will be marked paid and become null and void. In the event there is no closing, Infinity will have no further obligation to REGS and REGS will be subject only to the terms and conditions of the Commercial Promissory Note. All other shares and warrants contemplated in the Term Sheet will be cancelled.

INTERIM FUNDING:

     (2) IF REGS RAISES AN ADDITIONAL $250,000 (AT $1.00 OR BETTER), this funding will replace and supercede the short-term warrants that Infinity was to exercise and which are labeled "A" and "B" warrants in the Term Sheet. In lieu of the A and B warrants replaced by $1.00 share sales, Infinity will receive re-priced warrants, good for 6 months, at $1.00, up to a total of 750,000 warrants.

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     (3)  IF REGS  RAISES  $750,000  AFTER THE  $250,000  (AT $1.00 OR  BETTER),
          Infinity shall provide an initial $250,000 of Capital Funding to SOZG as follows:

          Infinity shall acquire newly issued Convertible (Debenture or Preferred Stock to be determined) from SOZG in accordance with the Price Formula or Share Calculation, as applicable, for cash consideration, secured by a lien and pledge agreement on all of the unencumbered assets of the Company (Infinity to be reasonable in granting security waiver for additional senior debt). The pledge agreement shall be assignable to both the parent and all subsidiaries. At any time after Closing, Infinity shall have the right, subject to certain Beneficial Ownership Restrictions, to convert such Convertible into 250,000 Common Shares (at $1.00 per share, subject to adjustment under the debenture terms). The coupon rate on the Debenture or Preferred shall be 7.5% per annum. The Company shall have the right to force mandatory conversion of the Convertible upon an effective Registration including the underlying shares in the Convertible.

          At Closing the Company will issue to Infinity warrants to purchase 1, 500,000 shares as follows;

               Warrant A - Warrants to purchase 500,000 shares at $1.00 per share for a total of $500,000 that shall expire six months after closing.

               Warrant B - Warrants to purchase 1,000,000 shares at $1.00 per share for a total of $1,000,000 that shall expire 2 years after closing.


SHELL ACQUISITION:

     (4) At this point (after raising $1,000,000 at $1.00 or better), the value of REGS has substantially increased over that utilized to evaluate REGS for the original closing. Therefore, SOZG would accomplish a 4-for-1 reverse stock split, then acquire REGS for 15,782,630 shares, plus any shares sold at $1.00 (presumably at least 1,500,000 additional shares) and the then-existing SOZG shareholders would own 876,813 shares of the after-merger entity (one-half of that currently contemplated in the Term Sheet). 659,515 additional shares would be set aside for future issuance to resolve Debt Settlement issues. It is expressly understood that Infinity will be issued 500,000 restricted shares for business development services at the close of the Merger.


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ADDITIONAL FINANCING:

     (5) IF REGS RAISES ANY EQUITY EQUAL TO OR IN EXCESS OF $2,000,000 (AT $1.00 OR BETTER), Infinity shall provide an initial $250,000 of Capital Funding to SOZG as follows:

          Infinity shall acquire newly issued Convertible (Debenture or Preferred Stock to be determined) from SOZG in accordance with the Price Formula or Share Calculation, as applicable, for cash consideration, secured by a lien and pledge agreement on all of the unencumbered assets of the Company (Infinity to be reasonable in granting security waiver for additional senior debt). The pledge agreement shall be assignable to both the parent and all subsidiaries. At any time after Closing, Infinity shall have the right, subject to certain Beneficial Ownership Restrictions, to convert such Convertible into 250,000 Common Shares (subject to adjustment under the debenture terms). The coupon rate on the Debenture or Preferred shall be 7.5% per annum. The Company shall have the right to force mandatory conversion of the Convertible upon an effective Registration including the underlying shares in the Convertible. At Closing the Company will issue to Infinity warrants to purchase 750,000 shares as follows; Warrant A - None Warrant B - Warrants to purchase 750,000 shares at $1.00 per share for a total of $750,000 that shall expire 2 years after closing

          It is expressly understood that Infinity will be issued 500,000 restricted shares for business development services at the close of the Merger.

     (6) EARLY CLOSING. Infinity can arrange to close at any time prior to September 30 and the above stipulations shall be terminated as of the date of closing except to the extent third-party equity has been invested or subscribed to as of the close and allowing 10 days for completion of those funding subscriptions.


ACCEPTED AND AGREED this 31st day of August, 2007


INFINITY CAPITAL GROUP, INC.        REGS, LLC

By: /s/Gregory H. Laborde           By: /s/ J. John Combs, III
President                               Vice President








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                           COMMERCIAL PROMISSORY NOTE

$50,000                                                   Dated: August 31, 2007

         FOR VALUE RECEIVED, the undersigned, REGS, LLC, d/b/a Resource Environmental Group, a Colorado corporation (hereinafter "Maker"), promises to pay to Infinity Capital Corp. (hereinafter "Holder"), at such place as the Holder may designate in writing, the principal sum of FIFTY THOUSAND DOLLARS ($50,000), together with interest at 10% thereon, due 90 days from date hereof.

         In event Maker shall (i) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Note, or (ii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker or (iii) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due, or (iv) make general assignments for the benefit of creditors, or (v) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law, or (vi) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings, at the option of the Holder, the whole indebtedness evidenced hereby may be declared due and payable whereupon the entire unpaid principal balance of this Note and all interest accrued thereon from last payment date shall thereupon at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

         If all or any part of the amount of this Note be declared due in accordance with the other provisions hereof, or if any installment herein provided is not paid when due, the principal balance as the case may be, shall bear interest at the lesser of (i) eighteen percent (18%) per annum, or (ii) the Maximum Rate allowed under applicable law until paid in full or until the Note is reinstated. Notice of Default shall be given, in writing, to Maker, after five days after occurrence of default. Maker shall have 10 days after written Notice of Default, within which to cure the default plus interest at default rate, legal fees and costs incurred.

         Except as otherwise provided herein, the undersigned and all sureties, guarantors and endorsers of this Note severally waive all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or bringing suit as to this Note and as to each, every and all installments hereof and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agree to all extensions, renewals, partial payments, substitutions or evidence of indebtedness and the taking, release or substitution of all or any part of the security or the release of any party liable hereon with or without notice before or after maturity.


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         It is the intention of the parties hereto to comply with the usury laws applicable to this loan if any, accordingly it is agreed that notwithstanding any provision to the contrary in this Note or in any of the documents securing payment hereof no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note, all interest contracted for, charged for or received from the Maker or otherwise by the Note Holder.

         At closing of the proposed Maker's merger with Satellite Organizing Solutions, Inc., Holder agrees to convert the Note into a newly issued Convertible Note from Satellite Organizing Solutions, Inc., in accordance with the Price Formula detailed in the Term Sheet of July 19, 20007, as amended in an Amended Term Sheet dated August 30, at which time the Note shall be deemed released.

         In the event the proposed Maker's merger fails to close, Holder will have the option of demanding the note payment or Converting to Makers common stock in the amount of 150,000 common shares or an equivalent number of partnership units that would correspond to the ownership percentage equivalent to 150,000 shares based on the number of shares that would be issued to REGS on September 30, 2007 according to the executed Amendments to Merger & Investment Term Sheet dated August 31, 2007. Holder will only agree to waive the conversion option in the event there is no closing as a result of Infinity's inability to provide the required initial Capital Funding as described in the Amended Term Sheet dated August 30, 2007.

         In the event this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or in the event it is collected by suit or through bankruptcy, probate, receivership or other legal proceedings (including foreclosure), the undersigned hereby agrees to pay to the Holder as attorney's fees a reasonable amount in addition to the principal and interest then due hereon, and all other costs of collection.

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         IN WITNESS  WHEREOF,  Maker has fully executed this Note as of the date first above written.

                                 REGS, LLC, August 31, 2007

Corporate Seal
                                 by:/s/J. John Combs, III
                                          President

                                 Attest:

                                 by:/s/J. John Combs, III
                                          Secretary

Agreed:

by: /s/Gregory H. Laborde
            Holder

























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